MINERAL LEASE

This Mineral Lease (herein "the Lease") is made and entered into this 29th day of June, 2009, between Thomas DeMartin, 8 Temple Court, Pennington, NJ 08534, and Thomas and Rita Chiacchio, 22 Kelly Court, Hamilton, NJ 08690, (hereinafter collectively referred to as the " Lessor") and New Western Gas Corporation, a Nevada corporation, 73 Bunsen #208, Irvine, CA 92618, (hereinafter referred to as the "Lessee").

IT IS HEREBY AGREED:

1. The Lessor, for and in consideration of the mutual promises made herein and other valuable consideration, the receipt of which is hereby acknowledged, hereby does grant, demise, lease and let unto Lessee, all of its title and interest, but only to the extent in fact actually legally owned or held by Lessor, in the Minerals (as herein defined) as Gas, Oil, Timber, Gravel, and all other Minerals underlying the following described land:

   Parcel #24PL06067A, Middlebury Township, Tioga County, PA, approximately 23 acres (See Attached Exhibit "A").

   "Minerals" shall mean herein all oil, liquid hydrocarbons, gases, coal bed methane, coal seam gas, all gas desorbed from coal or captured in the coal seam, all gas produced from abandoned mines, void spaces, and zones in communication therewith and all associated hydrocarbons contained therein, with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport, market and sell the Minerals.

2. For the same consideration as set forth above, Lessor grants, demises, leases, and lets to Lessee the right (a) to use the seismographic and other geophysical and geological methods for exploration; (b) to inject gas, water other fluids and air into the subsurface strata; (c) to lay pipelines, establish and utilize facilities for the disposition of produced substances; (d) to build roads, bridges, tanks, utility lines, power stations and other structures; (e) to undertake recovery of Minerals by primary and secondary or other methods; (f) to have the right of ingress and egress as to lands described herein or other lands under lease to Lessee; (g) to utilize the surface to the extent of Lessor's title for all purposes as described herein.

3. This Lease shall remain in force for a primary term of five (5) years from the date hereof and as long as thereafter Minerals are being produced from the lands described herein. Lessee shall also have the option for four (4) additional five-year renewal terms. The terms and conditions of any Lease Renewal are to be renegotiated by the parties. The Initial Lease Term will commence on August 1, 2009 and expire on July 31, 2014.

4. Payment Schedules:
The Mineral Lease described herein is offered by Lessor to Lessee, described above, for the total price of $45,000 to be paid in installments of $15,000 commencing on August 1st, 2009, $15,000 on October 1st, 2009, and $15,000 on December 1st, 2009. The individual payments of $15,000 will be distributed equally between two parties: Thomas DeMartin, and Thomas & Rita Chiacchio (Lessors)

5. Additional Payments:
Lessee shall pay to the Lessor the following:
(a) 15% of the gross sales (Royalty Interest) realized by Lessee from the sale of Gas. Said Royalty (if any) is to be paid to the Lessor on quarterly basis. Lessee will provide Lessor with quarterly progress reports for the project. In addition, Lessee will provide quarterly production and sales reports to Lessor.
(b) 12.5 % of the amount realized from the sale of any other Minerals.
(c) 300,000 shares of common stock of New Western Energy Corporation upon execution of this Lease. The share issuance of 300,000 shares will be distributed equally between two parties: Thomas DeMartin, (150,000) and Thomas & Rita Chiacchio (150,000)
(d) New Western Energy Corp will grant the Lessor 300,000 warrants at $0.50 and the said warrants would have exercisable rights for two years from the time of the commencement date of the Lease Agreement.

ISSUANCE OF STOCK

a. As additional consideration for the execution of this Agreement, at the closing Lessee shall issue and deliver to Lessor 300,000 shares of the common, voting stock of Lessee, in such denominations totaling 300,000 shares as designated by Lessor. Such stock shall be fully paid, non-assessable. The shares issued to Lessor will be treated the same as any other common stock of Lessee, including, without limitation, with respect to Stock splits, dividends and other stock distributions and other forms of recapitalizations.
b. Lessee agrees that at Lessor's request, it will at its expense take all action necessary to allow Lessor to be able to sell and transfer the shares issued to Lessor hereunder at such time and in such manner as the law permits, including, without limitation, authorizing and directing the removal of legends on the stock.
c. If Lessee publicly registers shares of Lessee's common stock, at Lessor's request Lessee will include Lessor's shares in the registration at no cost to Lessor. If Lessee has not registered its shares, Lessor will have an option to require Lessee to purchase Lessor's shares at a price to be agreed upon by Lessee and Lessor. If Lessee and Lessor cannot agree on the price of such shares, the price will be determined by the majority vote of three (3) appraisers, one appointed by Lessee, one appointed by Lessor, and one appointed by the two appraisers. If the two appraisers cannot agree on the third appraiser, the appointment will be made by the American Arbitration Association. The ruling by a majority of the appraisers will be final and binding upon both Lessee and Lessor. Lessor can exercise this option at any time following three (3) years from the date of this Lease Agreement.

d. Lessor represents that (i) Lessor is an "accredited investor" as that term is defined in Rule 506 under the Securities Act of 1933, as amended (ii) by reason of his business and financial experience he has the capacity to protect his own interests in this transaction and is acquiring equity securities issued under the terms of this Agreement for his own account and not with a present view to distribution, (iii) the issuance of the Agreement and the shares of Common Stock issuable hereunder may only be effected in compliance with applicable state and federal securities laws, (iv) he is not entitled to any rights as a stockholder of the Lessee with respect to any shares issuable hereunder until closing. Lessor acknowledges that any stock certificate evidencing such shares of Common Stock shall contain a legend in substantially the same form as set forth below (in addition to any legend required until closing under state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND THEREFORE THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933 AS AMENDED, OR UNLESS PURSUANT TO RULE 144 UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION FROM LEGAL COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

6. The rights of either party to this Lease may be assigned in whole or in part and the provisions hereof shall extend to the successors and assigns of the parties but no change or division in ownership of Minerals covered hereby with respect to the lands or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee. No such change or division in the ownership of the Minerals in the lands or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee with the instrument or certified copies thereof constituting said person's chain of title from the original. Any assignment of this Lease by Lessee, in whole or in part, shall, to the extent of such assignment, relieve Lessee's right under any warranty in the event of failure of title, it is agreed that, if Lessor owns an interest in the Minerals covered hereby as to the lands less than the entire fee simple estate, then the royalties and other payments to be paid Lessor shall be reduced proportionately. This Lease shall be binding upon all who execute it, whether or not they are named in the granting clause hereof and whether or not all parties named in the granting clause execute this Lease.

7. Lessee shall comply with all applicable federal, state, and local law, statutes, ordinances, regulations, and orders applicable to Lessee's operations and the conditions and the conditions created thereby.

8. When any operations contemplated by this Lease is delayed or interrupted as a result of any cause whatsoever beyond the control of the Lessee or any event of force majeure, or as a result of any state, federal or municipal law, ordinance, executive

order, rule, or regulation, then the time such delay shall not be counted against Lessee as to timeframe required by this Lease.

9. Lessor warrants and agrees to defend title to the Minerals covered hereby as to the land and agrees that Lessee, at its option, may discharge any tax, mortgage, or other liens upon the interest and in the event Lessee does so, it should be subrogated to such lien with the right to enforce same and hereby agrees that any such payments made by Lessee for may be deducted from any amounts of money which may become due to under the terms of this lease. The undersigned , for themselves and their heirs, successors and assigns, hereby surrender and release all right of dower and homestead in the premises described herein, insofar as said right of dower and homestead may in any way affect the purposes for which this lease is made, as recited herein

10. Lessor and Lessee shall not disclose any terms or provisions of this Lease Agreement to any other persons except to professionals who require such information in the performance of this Lease Agreement, and both parties will treat all information disclosed to it as confidential information and will not make further disclosure to third parties without the consent of the disclosing party.

11. Lessee is responsible for the payment of any and all operating expenses allocable to the property, including real estate taxes, insurance, and any other operating expenses.

12. Lessee (New Western Energy or any other successor or assigns) will indemnify and hold Lessor harmless from and against any claim(s) made against the Lessee or the property.

13. Upon termination of this Lease Agreement or any lease renewal contemplated herein, Lessee is responsible for the removal of any and all machinery, equipment, apparatus, etc…, associated with the extraction of subsurface minerals.

14. Lessee agrees to conduct on the subject land, within twelve months from the execution of this agreement, at least one or more seismographic test study for the purpose of exploration for natural gas and for verifying its commercial viability.

Executed as of this 29th day of June , 2009.

LESSOR:

Thomas DeMartin Thomas Chiacchio Rita Chiacchio

Thomas DeMartin Thomas Chiacchio Rita Chiacchio

WITNESS:

DATE: 07/01/09 DATE: 07/06/09 DATE: 07/06/09

LESSEE:

New Western Gas Corporation

Haris Baha, President

WITNESS:

DATE: 07/01/09

ASSIGNMENTAND AMENDMENT OF MINERAL LEASE

For value received, New Western Gas Corporation ("Assignor"), hereby assign all of its right, title, and interest in and to the Mineral Lease entered into by and between Assignor and Thomas DeMartin and Thomas and Rita Chiacchio (collectively the "Lessor"), dated June 29, 2009 ("the Lease") to New Western Energy Corporation, a Nevada corporation] ("Assignee"). A true and correct copy of the Lease is attached hereto marked as Exhibit "1" and incorporated herein by this reference as though fully set forth.

By this Assignment and Amendment of Mineral Lease (the "Agreement"), Assignor hereby delegates to Assignee all of Assignor's duties and obligations of performance of the Lease.

By accepting this Agreement, Assignee agrees to assume and perform all duties and obligations that Assignor has under the Lease, as if Assignee had been an original party to the Lease. Assignee further agrees to indemnify and hold Assignor harmless from any liability for performance or nonperformance of the Lease

Amendment to Lease.

Paragraph 4. of the Lease is revised in its entirety and hereby amended to read as follows:

"4. Payment Schedules:
The Mineral Lease described herein is offered by Lessor to Lessee, described above, for the total price of $45,000 to be paid in installments of $15,000 commencing on August 1st, 2009, $15,000 on November 15th, 2009, and $15,000 on December 15th, 2009. The individual payments of $15,000 will be distributed equally between two parties: Thomas DeMartin and Thomas & Rita Chiacchio (Lessors)."

Except as amended and modified herein, all other provisions of the Lease as modified and amended by this Agreement, are hereby ratified and approved, and shall remain in full force and effect.

This Agreement and the Lease together constitute the entire agreement between the parties relating to the subject matter hereof and thereof.

Inurement

This Agreement shall inure to the benefit of, and shall be binding upon, the assigns, the successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

Amendment

No modifications or amendments to this Agreement shall be valid unless in writing and executed by both parties hereto.

Severability

If any term or provision of this Agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement permitted by law.

Governing Law

This agreement shall be governed by and construed in accordance with the laws of the State of California.

Executed this 2nd day of November, 2009, at Irvine, California

"ASSIGNOR":
New Western Gas Corporation

Haris Baha, President

"ASSIGNEE":
New Western Energy Corporation

Javan Khazali, President

Agreed to and Approved this
_2nd__ day of November, 2009

LESSOR:

Thomas DeMartin

Thomas DeMartin

Thomas Chiacchio

Thomas Chiacchio

Rita Chiacchio

Rita Chiacchio